Exhibit 10.21

SPECIAL BOARD NUMBER SIX OF THE STATE

CONCILIATION AND ARBITRATION BUREAU.

MATAMOROS, TAMAULIPAS

Matamoros, Tamaulipas, the eighth of March of two thousand and ten

This Collective Employment Contract and its annexes was presented on February sixteenth, two thousand and ten, executed between the UNION OF DAY LABORERS AND INDUSTRIAL WORKERS AND THE MAQUILIADORA INDUSTRY, represented by JUAN VILLAFUERTE MORALES, NOE GUADALUPE TOVAR GONZALEZ, JAVIER ARREOLA MARTINEZ AND ARTURO GARZA TREVIÑO, in their capacities as General Secretary, General Secretary, Secretary of the Interior, Labor Commission and Legal Representative,  respectively, and the company named CYOPTICS OF MEXICO, S. DE R.L. DE C.V., represented by PEDRO ALFREDO LLAMAS CHAVEZ, in his capacity as Legal Representative.  The Contract is assigned control number 00021/6/2010, for statistical purposes, and is being sent to the Local State Conciliation and Arbitration Board, so that said authority can reach whatever decision or take whatever action that is within its scope of authority.  SO BE IT.

So decreed and signed by the Special Board Number Six of the State Conciliation and Arbitration Bureau.  I SO ATTEST.

PRESIDENT OF THE BOARD

EMPLOYER REPRESENTATIVE	WORKER REPRESENTATIVE

SECRETARY OF AGREEMENTS

On the same date this document was published in the list.  FOR THE RECORD.

COLLECTIVE EMPLOYMENT CONTRACT FOR AN INDEFINITE DURATION.  Executed in the City of Matamoros, Tamaulipas, on the sixteenth day of February of two thousand and ten, with File No. 121/1/97, for the one party the UNION OF DAY LABORERS AND INDUSTRIAL WORKERS AND THE MAQUILIADORA INDUSTRY OF MATAMOROS, TAMAULIPAS, domiciled at number 95 at the corner of Iturbide and 12th Streets of this city, represented by JUAN VILLAFUERTE MORALES, NOE GUADALUPE TOVAR GONZALEZ, JAVIER ARREOLA MARTINEZ AND ARTURO GARZA TREVIÑO, in their capacities as General Secretary, General Secretary, Secretary of the Interior, Labor Commission and Legal Representative,  respectively, of said Union, and for the other party, the company CYOPTICS DE MEXICO, S. DE R.L. DE C.V., whose domicile is at Calle Oriente No. 40 between Norte 6 and Norte 4, Ciudad Industrial, on the official map of this City, represented by MR. PEDRO ALFREDO LLAMAS CHAVEZ, in his capacity as LEGAL REPRESENTATIVE of the Company, this Collective Employment Contract, which to ensure proper interpretation, the parties agree on under the following Definitions and Clauses:

“DEFINITIONS”

COMPANY:  CYOPTICS DE MEXICO, S. DE R.L. DE C.V., whose domicile is at Calle Oriente No. 40 between Norte 6 and Norte 4, Ciudad Industrial, on the official map of this City, incorporated in accordance with the laws of the country.

UNION:  UNION OF DAY LABORERS AND INDUSTRIAL WORKERS AND THE MAQUILIADORA INDUSTRY OF MATAMOROS, TAMAULIPAS, domiciled at number 95 at the corner of Iturbide and 12th Streets of this city, a Labor Organization founded in accordance with the Federal Labor Law.

OFFICES:  The main offices of the Company.

MANAGEMENT POSITIONS:  Those defined as such by articles 9 and 813 of the Federal Labor Law.

WORKERS:  Individual persons who are members of the Union who are sent by the Union to the Company to perform their jobs.

WORKERS’ RIGHTS:  Those rights acquired by the workers in accordance with the stipulations of the Collective Employment Agreement and the provisions of the Federal Labor Law.

SALARY SCALE:  List of personnel who work at the Company, with their name and salary amounts.

SALARIES:  The amount of money that the Company pays its workers in exchange for the services provided.

COLLECTIVE EMPLOYMENT AGREEMENT:  This document, as well as any other agreements that are signed and that form a part of this document.

“CLAUSES”

FIRST.  IDENTITY:  Both appearing parties mutually recognize the legal status that they claim for all relevant legal purposes.

SECOND.  ABBREVIATIONS:   Both parties agree that in the interests of shortening the content of this document, the company  CYOPTICS DE MEXICO, S. DE R.L. DE C.V., will be referred to as “THE COMPANY” and the UNION OF DAY LABORERS AND INDUSTRIAL WORKERS AND THE MAQUILIADORA INDUSTRY will be referred to as “THE UNION.”

THIRD.  EXCLUSIVITY:  The Company commits to only and exclusively using members of the Union in its optical product assembly plant, located at Calle Oriente 2 No. 40 between Norte 6 and Norte 4, Ciudad Industrial, Matamoros, Tamaulipas, and the Company acknowledges that the Union is a concessionaire authorized by the SECRETARIAT OF COMMUNICATIONS AND TRANSPORTATIONS, to carry out the tasks of loading, unloading, stacking, unstacking, inspection, surveillance and transshipment of merchandise, and therefore the Company is obligated to carry out each and every one of the tasks related to the abovementioned activities with members of the Union.  Therefore, the unloading of raw material, stacking them in the warehouses, loading finished products and stacking them in the vehicles for shipment will be done by members of the Union under the terms indicated in the corresponding rate.

FOURTH.  FEDERAL LABOR LAW:  The Company and the Union have decided to enter into this Contract, under the provisions of the Federal Labor Law.

FIFTH:  RECOGNITION.  The Company recognizes the legal status of the Union, as the labor organization that groups together the workers who provide their services at its optical product assembly plant, located at Calle Oriente 2 No. 40 between Norte 6 and Norte 4, Ciudad Industrial, Matamoros, Tamaulipas,

As well as other activities that fall within the union’s purview that the Company engages in within its work site or around the perimeter of the plant.

SIXTH.  ADMINISTRATIVE AUTHORITY:  The Union recognizes that the Company has the exclusive authority to organize, administer and supervise all of the work for which this Contract is being executed, and therefore it is the Company’s exclusive right to give instructions and orders on how to carry out the plant operation and maintenance work, including all of the technical and administrative specifications that it deems necessary, and therefore the workers are subject to its authority with regard to the work that they do.

SEVENTH.  TRIAL PERIOD:  The Company agrees that those new workers requested under the terms of the FIFTH clause of this Contract, and taking into account that the work to be done for the company require adequate training and skills, the workers that the Union provides will be subject to a capacity and efficiency trial period for 29 working days, or 60 days in special cases agreed upon by the Union and the Company, so that within said periods, the employer has the authority to terminate the employment relationship without incurring any liability.  After these terms, if the Company has not made any observations or complaints regarding the new worker, he will be considered a permanent employee for all relevant legal effects, except for temporary and occasional workers.

EIGHTH.  EXCLUSION: The mere fact that one or several workers cease to be members of the Union , will be sufficient cause for their immediate termination by the Company, without liability, in accordance with article 395 of the Federal Labor Law.

NINTH.  UNION DISCIPLINE:  The Union, at the written request of the Company, will impose penalties upon its members, in the form of disciplinary correction, in such a way that does not harm the interests of the Company, and for this purpose, the Union may not simultaneously punish two workers of the same category.  When the Union disciplines a worker, they will inform the Company.

TENTH=.  MANAGEMENT EMPLOYEES.   This contract will only govern the workers who are Union members, and will not be applicable for management employees, who are in charge of the leadership, supervision and inspection of the business in accordance with Articles 9 and 183 of the Federal Labor law.  Those people who serve in management positions may not carry out manual labor nor any other tasks that correspond to unionized personnel.

ELEVENTH.  WORK WITHIN THE COMPANY:  When the Company carries out an installation or repair or any other activity within the

Perimeter of the plant, that work must be done by Union members.  For the construction of buildings, expansions and in special cases the Company may hire contractors, who must request specialized workers through the Union which is party to this Contract.

TWELFTH.   UNION DELEGATE:  The Union will appoint one of its members, for each shift and for each plant, to be its Delegate to the Company, and the Company will through this delegate address any union-related issues regarding this Contract.  The Delegates must treat all people respectfully and resolve all problems that may arise in the best way, and via conciliation, without prejudice to the intervention of the Union Directors.  As compensation for the services provided by the Union through the delegates, the Company will pay the amount of MX$ 705.00 (SEVEN HUNDRED AND FIVE AND 00/100 MEXICAN PESOS) monthly for each of them, and is obliged at the request of the Union to grant them the time necessary to perform their duties, to attend union meetings, attend cultural seminars authorized by the Union and to comply with their union commissions.  All of the time employed for these purposes shall be counted as effective work done, with the understanding that the delegates will not interfere with the administrative procedures of the Company.

THIRTEENTH.  WORK SHIFTS:  The Company will work three shifts per day, and the Union is obliged to provide the personnel that are required.  If the Company needs to work one or more extra shifts, the Union is obliged to provide the workers necessary, with the understanding that those workers who work during said shifts will enjoy the same compensation established by this Contract for all workers of the established shifts.  The Company may reduce any shift or shifts that it deems necessary, and compensate the workers under the terms of this Contract, unless the workers agree to be relocated in another shift.

FOURTEENTH.  SEPARATION: When in the Company’s opinion it is necessary to reduce the number of workers, it may reduce its workforce by as many workers as it deems necessary, and must pay them severance pay in accordance with Article 50, Sections II and III, and 162 of the Federal Labor Law, and for this purpose must take into account that established in Articles 34 Section III and 437 of the above-mentioned Law.

FIFTEENTH.  CHANGES:  The Company, if necessary, may change its workers from one department to another depending on its needs, without changing their salary, but may not move them to an inferior category as a disciplinary measure.  When by virtue of such a change, the worker is occupying a superior post, they will earn the salary assigned for said post.  To change a worker from one shift to another, the Company and the Union will reach an agreement to make such a change.

SIXTEENTH.  WORK DAYS:  The work days will consist of eight, seven and a half and seven hours, respectively, depending on whether the worker is on the day shift, mixed shift or night shift.

SEVENTEENTH.   LEGAL BREAKS:  Workers in the service of the Company will enjoy 30 minutes for eating a meal, which will not be counted as effective work time, within the same work day, the Company must give workers two break periods, the first one lasting 10 minutes between their start time and mid-shift, and the second also lasting 10 minutes, between mid-shift and leaving time.  These 10 minute breaks will be counted as effective work time, as established in Articles 64 and 64 of the Federal Labor Law.

EIGHTEENTH.  SALARIES:  The salaries to be earned by the workers in the service of the Company will be indicated in the Salary Scale which is attached to and forms an integral part of this Contract, plus any salary increases that are implemented during the duration of this Contract.

NINETEENTH.  OVERTIME:  Those workers who provide their services to the Company after their normal workday, will work overtime in accordance with Articles 66 and 68 of the Federal Labor Law.  The wages that they will earn from overtime work will be those determined by Article 68.  When for production reasons, the Company asks employees to work on their days off, it will follow the provisions of Article 73 of the Law.

TWENTIETH.  DAYS OFF:  The workers who provide their services to the Company during the weekly rest days (Sunday) or obligatory holidays indicated by articles 69 and 74 of the Federal Labor Law, to which is hereby added July 15, the anniversary of the founding of the Union, will receive the salary indicated for this purpose by articles 73 and 75 of said Law.  The Company agrees that when official holidays coincide with weekly rest days, the workers will enjoy said day off on the following business day, and will enjoy full salaries.

TWENTY-FIRST.  SUNDAY PREMIUM: Those workers who provide their services to the Company on Sundays will have the right to an additional payment of 26% (TWENTY-SIX PERCENT) of their normal daily wage.

TWENTY-SECOND. SOCIAL SECURITY:  The Company will enroll all of the workers that it employs in the social security system, and will cover the employer contribution, without any deduction whatsoever rom the workers’ salaries, and will also cover 60% (sixty percent) of the first three days of medical disability determined by Social Security doctors, for non-occupational illnesses, and the Company will assume responsibility for whatever may result from their absence.

TWENTY-THIRD.   SOCIAL BENEFIT BOND:  The Company commits to establishing a social benefit bond for its workers, payable weekly in CREDIT VOUCHERS, equivalent to the amount of the worker’s quota to the Mexican Social Security Institute, plus the amount of the tax on work products that will be withheld from the worker, so that the salary will not be reduced at all.  In the event of any kind of controversy, the company will assume the corresponding liability, without prejudice to its workers.

TWENTY-FOURTH:  UNION DUES:   The ordinary and extraordinary Union dues, as well as the 4% (FOUR PERCENT) will be deducted from the salary of the workers, free of charge, by the Company, and this money will be paid monthly to the Union through its Treasurer-Secretary or authorized person, who will provide the corresponding receipt.  For this purpose, the Company will make available its payroll documentation to verify the amount deducted.

TWENTY-FIFTH.  LEAVE:  The Company will grant unpaid leave to the workers to take days off when they have to serve in an temporary or permanent commission of the Union, by popular election, in accordance with what is established in Article 132 Sections IX and X of the Federal Labor Law.  The Union will make a written request to the interested worker.  Special leaves will be granted with pay if the Company and Union so agree.

TWENTY-SIXTH. DEATH IN THE FAMILY:  The Company will grant leave of 3 (three) days with pay to workers who have to take time off because of the death of one of their parents, spouse or children, in addition it will provide them an economic stipend of $1,650.00 (ONE THOUSAND SIX HUNDRED AND FIFTY AND 00/100 MEXICAN PESOS).

TWENTY-SEVENTH:  DEATH OF THE WORKER.  In the event of the death of a worker, regardless of their seniority, the Company will pay the amount of $6,000.00 (SIX THOUSAND AND 00/100 MEXICAN PESOS) to their family members, independently of the benefits provided by the Mexican Social Security Institute and those established by the Federal Labor Law.  This payment will be made first of all to the spouse of the deceased worker, and secondly, to the children or economic dependents of the worker.

TWENTY-EIGHTH.   MARRIAGE:  The company will grant 3 days of leave, with pay to any worker who gets married, if they have been with the Company for less than 2 years, and in addition will provide a financial bonus of $900.00 (NINE HUNDRED AND 00/100 MEXICAN PESOS).  For those workers who have seniority of 2 years or more, the company will grant them 3 days of paid leave, and a financial bonus of $1,075.00 (ONE THOUSAND SEVENTY-FIVE AND 00/100 MEXICAN PESOS).  The Union will submit the request for leave with sufficient advance notice.

TWENTY-NINTH.  SPORTS:  The Company agrees to encourage sports among its workers, and will sponsor any team or teams that they should form, and will provide them with the necessary uniforms.

THIRTIETH.  VACATIONS:  Workers employed by the Company will enjoy an annual vacation period, with full salary.  The number of vacation days allowed will be determined according to the following table:

1 year	6 days

2 years	8 days

3 years	10 days

4 years	12 days

5-9 years	14 days

10 + years	16 days

In addition, the Company, when paying worker’s salaries during vacations, will add an additional 32% (THIRTY-TWO PERCENT) in the form of a vacation bonus, at least, as established by articles 79 and 80 of the Federal Labor Code.

THIRTY-FIRST.  PAYMENT FOR WEEKLY REST DAYS:  When the workers do not work every day of the week, the payment for the weekly rest days will be made in proportion to the days worked and the obligatory holidays will be paid with the full salary.

THIRTY-SECOND.  UNIFORMS:  The Company will provide each of its workers with one uniform each year, at no cost to the worker.  Said uniform will be distributed during the first half of April.

THIRTY-THIRD:  INTERIOR WORKING REGULATIONS:  These regulations will be an attached part of this Contract and the parties commit to signing them within 30 days from the date that this Contract is filed with the Labor Authorities.

THIRTY-FOURTH.   EFFICIENCY AT WORK:  The workers are obligated to carry out the job assigned to them by the Company, with the utmost care, efficiency and dedication, in order to obtain the best quality products and to be as productive as possible.

THIRTY-FIFTH. PAYMENT OF SALARIES:  The workers’ salaries will be paid directly to them, or in their absence, to the person that they designate via a letter of  authorization signed before two witnesses.

THIRTY-SIXTH.  YEAR-END BONUS:  The workers employed by the Company will have the right to an annual bonus that must be paid before December 20, equivalent to 21 days’ salary, as established by Article 87 of the Federal Labor Law.

THIRTY-SEVENTH.  ADMISSION REQUIREMENTS:  The Union guarantees the moral quality of the workers who provide their services to the Company, as well as their effectiveness in the performance of their duties, and therefore the workers that the Union provides must meet the following requirements:

a)  Be over 16 years of age;

b) Fill out the form provided by the Company, using completely truthful information;

c)  Be a member of the Union;

d)  Have at least completed primary school;

e)  Present their valid military card, for men of military service age; and

f)   Have a good background.

THIRTY-EIGHT:  GENERAL EMPLOYEE LADDER:  The Company and the Union will formulate the general employee ladder that will contain the name of the worker, category, salary and date when they began working for the company.  This General Ladder will establish the seniority of each worker, for the purpose of vacations, bonus, severance, personnel reductions or to determine any other benefit that is related to seniority.

THIRTY-NINTH:   PAYMENT RECEIPTS:  After the Company has paid its workers their salaries, it will provide them with a copy of the payment receipt, containing their salary, the amount paid and the amounts withheld, and the worker must sign the original for the Company’s records and keep the copy for their own personal records.

FORTIETH:  PROFIT-SHARING:  The Company commits to sharing with its workers those profits referred to in Articles 117 to 131 of the Federal Labor Law, and for this purpose will appoint a mixed Commission as called for in Section I of Article 125 of the Federal Labor Law.  The company commits to providing the union with a copy of its annual tax declaration, within 10 days after it is filed, in order to ensure compliance with section I of Article 121 of the Law.

FORTY-FIRST:  VOLUNTARY RETIREMENT:  Both parties agree that in the case of voluntary retirement, the provisions of Article 162 of the Federal Labor Law will be followed.

FORTY-SECOND.  EQUIPMENT AND TOOLS:  The Company will provide its workers with safety equipment, masks, aprons, safety glasses and gloves, as well as any tools and supplies that they need for their safety and to property perform their jobs, without deducting any amount from their salary for the wear and tear that such equipment may suffer from normal use.  The recommendations of the C.M.S.H. will be taken into consideration when evaluating the need for safety equipment.

FORTY-THIRD.  FORM OF PAYMENT:  The payment of the accrued compensation, such as vacation pay, year-end bonus, profit sharing, severance, seniority premium and other benefits established by the Federal Labor Law and this contract, must be made by the Company to its workers based on the salary that is in effect at the moment said benefits are paid.

FORTY-FORTH.  INFONAVIT/SAR:  The Company commits to providing the Union with a document that states that the Company made its contribution of 5% (FIVE PERCENT) to the Housing Office, for INFONAVIT, and 2% (TWO PERCENT) for the Retirement Savings System (S.A.R.), in order to verify the authenticity of the salaries being paid to the workers and the deductions made from their paychecks.  The Company also agrees that when requested by the worker, it will provide him/her with a report of its contributions to the credit that they have with INFONAVIT, to which they will attach any documents that demonstrate said contribution, in compliance with Article 34 of the Law of the National Housing Fund for Workers.  The Company will also, on a bimonthly basis, provide the receipts

Issued by the Bank of the contributions made to the Retirement Savings System for each of its workers.

FORTY-FIFTH.  SAFETY AND HYGIENE:  The Company and the Union agree to form the mixed safety and hygiene commission referred to in article 509 of the Federal Labor Law, within a period of 30 days after signing this contract, and said committee must remain in place as long as this Contract is in force.

FORTY-SIXTH.  GUARANTEE:  The Company agrees with the Union that the severance pay for unionized workers that it employees is guaranteed, in the corresponding proportional amount, with all of the personal and real property, machinery and equipment, raw material and finished products, that it owns, and must guarantee the proportion that is not covered with these assets.

FORTY-SEVENTH.  TRAINING AND PROFESSIONAL DEVELOPMENT:  The Company commits to provide Training and Professional Development to all of its workers in accordance with Articles 153A to 153X of the Federal Labor Law, and for this purpose the company and the Union will form, within 90 days after the signing of this contract, a MIXED TRAINING AND PROFESSIONAL DEVELOPMENT COMMISSION.  The Company, if necessary, will inform the Union on a monthly basis of the results obtained by the workers attending the courses, and evidence of their corresponding occupational skills, duly filed with the SECRETARIAT OF LABOR AND SOCIAL BENEFITS.

FORTY-EIGHTH.  DINING ROOM:  The Company will build or establish a dining room within the work place, and will provide  a stove or grill, refrigerator, and sufficient tables and chairs in good condition for the workers to heat and consume their food.

FORTY-NINTH.  MATERNITY:  Both parties agree that in the event of maternity, they will abide by the Social Security Law and Article 170 of the Federal Labor Law.  In the case of temporary workers who have provided their services for more than 3 months and become pregnant, they will not be terminated and they will continue to be employed by the Company until their pregnancy is completed, and the Company commits to the Union that it will cover the PRE- and POST- natal disabilities that Social Security does not cover because the worker has not worked for the requisite number of weeks.

FIFTIETH.  40-HOUR WORK WEEK: The Company and the Union agree to establish April 1, 2001, as the start of the 40-hour work week,

Divided into 5 work days, with a full salary payment of 56 hours, with Saturdays and Sundays considered days of rest.

FIFTY-FIRST:  INDEFINITE DURATION CONTRACT:  This Collective Employment Contract is being entered into with an indefinite duration and can be completely or partially amended in accordance with Articles 397, 399 and 399 bis of the Federal Labor Law.

FIFTY-SECOND.  SCHOLARSHIPS:  In order to further the education of the workers and their children, the Company will annually sponsor 9 (NINE) scholarships in intermediate and/or higher institutions of learning, which will consist of an award on the part of the Company of the amount of $1,500.00 (ONE THOUSAND FIVE HUNDRED AND 00/100 MEXICAN PESOS) annually for each scholarship recipient, in order to help the student cover the costs of books, supplies and other expenses related to their studies.  The Union is obliged to make sure that the scholarships go to the most qualified students, according to their grades and with the agreement of the Company.

FIFTY-THIRD.  INCREASE OF SALARY SCALES:  In order for the scaled salaries to retain the agreed-on wage differences, the Company agrees with the Union to increase said scaled salaries on those occasions when Emergency salaries are decreed, or upon decrees made by the National Commission on Minimum Wages, in order to conserve the agreed-upon salary differences, between the different categories on the scale, and to not allow under any circumstances the salaries of workers to continue to lose their purchasing power.  This is understood without prejudice to the revisions indicated in Articles 399 and 399 bis of the Federal Labor Law.  The increases will be set for all categories by the same amount, which will be that resulting from applying the percentage increase in the minimum wage.

FIFTY-FOURTH.  SPORTS:   The Company agrees with the Union that independently of the sports team or teams that it sponsors among its workers in accordance with this Contract, it will pay the Union the amount of $1,050.00 (ONE THOUSAND FIFTY AND 00/100 MEXICAN PESOS) per year, in order to economically support, through the Sports Commission, those CTM-member workers from the different sports have been selected to participate in regional, state or national games.

FIFTY-FIFTH.  FIRST AID KITS:  The Company agrees to have all necessary first aid kits, and to maintain them completely accessible to all workers and in good conditions.

FIFTY-SIXTH.  PRESCRIPTION GLASSES:  If the Mexican Social Security Institute prescribes eyeglasses for unionized workers, the Company will provide them free of cost, on up to two occasions during the life of this Contract.

FIFTY-SEVENTH.  BULLETIN BOARDS:  The Company agrees  to set aside sufficient space, in a visible place, for its announcement boards, so that the Union, through its Delegate, can post communications regarding union business.

FIFTY-EIGHTH.  SUPPLEMENTARY CHARACTER OF THE LAW:  Both parties agree that for any matter not foreseen or stipulated in this Contract, they will be governed by the Federal Labor Law and other laws, which will be supplemental.

FIFTY-NINTH.  EFFECTIVENESS: Both contracting parties declare that this Collective Employment Contract will enter into effect on the tenth of January of two thousand and ten, regardless of when it is filed with the Local State Conciliation and Arbitration Board, and that the new alary will begin to be paid beginning on January tenth, two thousand and ten.  Both parties also agree that this Contract must be completely revised on January tenth, two thousand and twelve, and in compliance with Article 399 bis of the Federal Labor Law, the Positions and Salaries Scale must be revised precisely on January tenth, two thousand and eleven.  The respective Position and Salaries Scale is attached to this Contract.

FOR THE UNION OF DAY LABORERS AND INDUSTRIAL WORKERS AND MAQUILADORA INDUSTRY WORKERS	FOR THE COMPANY CYOPTICS DE MEXICO, S. DE R.L. DE C.V.

JUAN VILLAFUERTE MORALES GENERAL SECRETARY	PEDRO ALFREDO LLAMAS CHAVEZ
LEGAL REPRESENTATIVE
NOE GPT. TOVAR GONZALEZ SECRETARY OF THE INTERIOR

JAVIER ARREOLA MARTINEZ LABOR COMMISSION	04 MAR 2010

ARTURO GARZA TREVIÑO LEGAL REPRESENTATIVE	1 Annex

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SCALE OF POSITIONS AND WAGES THAT THE COMPANY “CYOPTICS DE MEXICO, S. DE RL DE C.V.” MUST PAY THE WORKERS WHO PROVIDE THEIR SERVICES UNDER THE TERMS OF THE COLLECTIVE EMPLOYMENT AGREEMENT .

“SALARY SCALE”

POSITIONS:	SALARIES:

WATCHMAN	$146.86

GENERAL MECHANIC	$153.77

GENERAL OPERATOR “A”	$133.08

GENERAL OPERATOR “B”	$126.18

GENERAL OPERATOR “C”	$119.26

OPERATOR DURING TRIAL PERIOD	$105.46

In order for the scaled salaries to retain the agreed-on wage differences, the Company agrees with the Union to increase said scaled salaries on those occasions when Emergency salaries are decreed, or upon decrees made by the National Commission on Minimum Wages, in order to conserve the agreed-upon salary differences, between the different categories on the scale, and to not allow under any circumstances the salaries of workers to continue to lose their purchasing power.  This is understood without prejudice to the revisions indicated in Articles 399 and 399 bis of the Federal Labor Law.

The increases will be set for all categories by the same amount, which will be that resulting from applying the percentage increase in the minimum wage.

The preceding salaries are understood to apply to the legal workday, and do not include the part corresponding to the SEVENTH day, and should be paid to the workers on Friday, during working hours and in the country’s legal currency.   When the Company needs to carry out tasks involving stacking, loading or unloading materials or raw material or any other product, it will reach an agreement with the Union to set the price of these services.

The Company commits to establishing a social benefit bond for its workers, payable weekly in CREDIT VOUCHERS, equivalent to the amount of the worker’s quota to the Mexican Social Security Institute, plus the amount of the tax on work products that will be withheld from the worker, so that the salary will not be reduced at all.  In the event of any kind of controversy, the company will assume the corresponding liability, without prejudice to its workers.

Matamoros, Tamaulipas, February 16, 2010

FOR THE UNION OF DAY LABORERS AND

INDUSTRIAL WORKERS AND MAQUILADORA

INDUSTRY WORKERS

JUAN VILLAFUERTE MORALES

GENERAL SECRETARY

NOE GPT. TOVAR GONZALEZ

SECRETARY OF THE INTERIOR

JAVIER ARREOLA MARTINEZ

LABOR COMMISSION

ARTURO GARZA TREVIÑO

LEGAL REPRESENTATIVE

FOR THE COMPANY CYOPTICS DE MEXICO, S. DE R.L. DE C.V. PEDRO ALFREDO LLAMAS CHAVEZ LEGAL REPRESENTATIVE